                                                                   Exhibit 99.11

Name
Address
Postal code and city



Book-entry account number 02 2000 XXXXXXX X

MANDATORY REDEMPTION OFFER FOR SHARES IN SONERA CORPORATION

Telia AB (Telia) has completed its offer to exchange all shares in Sonera Corporation (Sonera) for shares in Telia. Following the completion of the exchange offer, Telia owns approximately 95% of the share capital and votes of Sonera. In connection with the completion of the exchange offer, Telia AB changed its name to TeliaSonera AB (TeliaSonera).

Since TeliaSonera's shareholding and votes now exceed two-thirds of the total shares and votes in Sonera, pursuant to Chapter 6, Section 6 of the Finnish Securities Markets Act TeliaSonera is making a mandatory redemption offer to purchase all remaining securities issued by Sonera that were not tendered and accepted in the exchange offer (Mandatory Redemption Offer). For consideration TeliaSonera offers new TeliaSonera shares quoted on the Helsinki Exchanges, or alternatively, cash consideration.

The Mandatory Redemption Offer period commences on 3 January 2003 at 9.00 and expires on 7 February 2003 at 16.00, unless the offer period is extended. We will not send a separate notification if the offer period is extended.

Please read the Mandatory Redemption Offer document, which is being mailed to all Sonera shareholders. The document is also available at Nordea's asset management branches, at the HEX Gate information point of the Helsinki Exchanges at Fabianinkatu 14, Helsinki, and on the Internet at www.telia.com/investorrelations and www.sonera.fi/osakevaihto.

IF YOU ACCEPT THE MANDATORY REDEMPTION OFFER, YOU HAVE TWO ALTERNATIVES:

     o    EXCHANGE OF SHARES

     If you accept the exchange of shares in the Mandatory Redemption Offer, all Sonera shares in your book-entry account will first be exchanged for Sonera exchanged shares. One Sonera share entitles to one Sonera exchanged share. The exchanged shares are not transferable and they will not be traded on the Helsinki Exchanges. All Sonera exchanged shares in book-entry accounts will be exchanged for TeliaSonera shares, one Sonera exchanged share entitling to 1.51440 TeliaSonera shares. After the Mandatory Redemption Offer is completed, the TeliaSonera shares will be booked in your book-entry account approximately on 24 February 2003. If the number of TeliaSonera shares to be given as exchange consideration is not a whole number, the fraction to which you are entitled will be sold on your behalf and you will receive cash in the cash account of your book-entry account approximately on 28 February 2003. You can cancel your acceptance of the Mandatory Redemption Offer for the exchange of shares by presenting a written notification at Nordea's asset management branches by the end of the Mandatory Redemption Offer period.

     o    CASH CONSIDERATION

     If you accept the cash consideration of the Mandatory Redemption Offer, all Sonera shares in your book-entry account will be sold to TeliaSonera at a price of EUR 5.00 per share. Trading of the offered shares takes place approximately on the fifth (5) banking day after reception of the acceptance form. The offer price for shares will be paid to the cash account of your book-entry account approximately on the third (3) banking day following the trading day. The acceptance of the cash consideration is irrevocable.




Nordea Bank Finland Plc
Custody Services
Issuer Services
Aleksis Kiven katu 3-5, Helsinki
FIN-00020 NORDEA, Finland
www.nordea.fi
Aleksanterinkatu 36, FIN-00020 NORDEA, Finland, domicile Helsinki, Business Identity Code 1680235-8

Name
Address
Postal code and city


                                                                  X.12.2002 Date

Book-entry account number 02 2000 XXXXXXX X

The Mandatory Redemption Offer can only be accepted separately for each book-entry account and each book-entry class in its entirety. TeliaSonera shall be responsible for any capital transfer tax payable on the redemption.

IF YOU ACCEPT THE MANDATORY REDEMPTION OFFER, PLEASE FILL IN AND SIGN THE APPENDED ACCEPTANCE FORM AND RETURN IT IN THE ACCOMPANYING ENVELOPE (POSTAGE PAID IN FINLAND) ON 3 FEBRUARY 2003 AT THE LATEST, or if the offer period is extended, four (4) banking days prior to the expiration of the extended offer period. You can also accept the Mandatory Redemption Offer at a Nordea asset management branch and in respect of the exchange of shares by calling Nordea Customer Service (only personal customers, Solo codes required), tel. 0200 3000 (local network charge), Mon-Fri from 8.00 to 21.00 until the end of the offer period. The Mandatory Redemption Offer cannot be accepted with Solo codes on the Internet or for the cash consideration by calling Customer Services.

Nordea does not charge any fees or commission on the acceptance of the Mandatory Redemption Offer. For cancellation of an accepted redemption order, a fee of EUR
6.73 (incl. VAT 22%) is charged.

For the time being Nordea shall charge the annual custody fee for Finnish securities, EUR 6.73 per share type, for the safe custody of the Sonera exchanged shares and the new TeliaSonera shares quoted on the Helsinki Exchanges. For trading on the Helsinki Exchanges, we will charge the trading fee for Finnish securities.

IF YOU DO NOT ACCEPT THE MANDATORY REDEMPTION OFFER

If we do not receive your acceptance form for the Mandatory Redemption Offer, no action will be taken. TeliaSonera has initiated a compulsory acquisition proceeding in accordance with the Finnish Companies Act. Therefore, TeliaSonera has the right to require the Sonera shareholders to surrender their remaining Sonera shares for redemption, and the minority shareholders have the right to require TeliaSonera to redeem their Sonera shares. We will not send a separate notification on the progress of the compulsory acquisition proceeding under the Finnish Companies Act.

FOR FURTHER INFORMATION on the Mandatory Redemption Offer, call our Customer Service, tel. 0200 3000 (local network charge), Mon-Fri from 8.00 to 21.00.


Yours faithfully,

Nordea Bank Finland Plc
Custody Services



APPENDICES      Acceptance form
                Return envelope


Aleksanterinkatu 36, FIN-00020 NORDEA, Finland, domicile Helsinki, Business Identity Code 1680235-8

                                                                    NOTIFICATION

Name
Address
Postal code and city


                                                                  X.12.2002 Date

Book-entry account number 02 2000 XXXXXXX X

On 2 January 2003, you had xx Sonera shares in your book-entry account.

The Mandatory Redemption Offer in respect of the exchange of shares will not be made to Sonera shareholders with registered addresses in, or who are residents of, Australia, the Hong Kong Special Administrative Region of the People's Republic of China, Italy, Japan, New Zealand or South Africa. It is not possible to accept the Mandatory Redemption Offer from Australia, The Hong Kong Special Administrative Region of the People's Republic of China, Italy, Japan, New Zealand or South Africa. Besides Italy and South Africa, shareholders with registered addresses in, or who are residents of these countries may, however, elect to receive cash in connection with the Mandatory Redemption Offer.

I am familiar with the Mandatory Redemption Offer document, including factors affecting investment decisions presented in the document, and with information on TeliaSonera shares registered at the Finnish Central Securities Depository and the taxation of these shares. I accept the terms and conditions of the Mandatory Redemption Offer.

MY ORDER FOR THE MANDATORY REDEMPTION OFFER (SELECT ONLY ONE OF THE FOLLOWING ALTERNATIVES BY TICKING THE BOX):


[ ]  EXCHANGE OF SHARES

I accept the exchange of shares in the Mandatory Redemption Offer. I authorise Nordea to exchange first ALL Sonera shares in my above-mentioned book-entry account AT THE TIME OF SUCH EXCHANGE for Sonera exchanged shares at the exchanged ratio 1:1 and to later subscribe for TeliaSonera shares on my behalf at the exchange ratio 1:1.51440. I also authorise Nordea to transfer the ownership of the Sonera shares to TeliaSonera and to sell any fractional shares in accordance with the terms and conditions of the Mandatory Redemption Offer. Your above-mentioned Sonera shares entitle you to xxxx TeliaSonera shares, which will be entered into your book-entry account. I declare that I am not a resident of Australia, Hong Kong, Italy, Japan, New Zealand or South Africa, nor do I have a registered address in any of these countries or regions.

[ ]  CASH CONSIDERATION

I accept the cash consideration offered in the Mandatory Redemption Offer. I authorise Nordea to sell ALL Sonera shares in my above-mentioned book-entry account AT THE TIME OF SUCH EXCHANGE at a price of EUR 5.00 per share in accordance with the terms and conditions of the Mandatory Redemption Offer. Your above-mentioned Sonera shares entitle you to a cash consideration of EUR xxx, which will be credited to the cash account of your book-entry account. I declare that I am not a resident of Italy or South Africa, nor do I have a registered address in any of these countries or regions.

IF I HAVE SELECTED BOTH ALTERNATIVES, OR NEITHER ONE, NORDEA SHALL ASSUME THAT I HAVE ACCEPTED THE EXCHANGE OF SHARES IN THE MANDATORY REDEMPTION OFFER.



Place and date                                 Signature(s) 1)


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Telephone number during banking hours


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Appendices (for instance, extract from the     Name in block letters
trade register, power of attorney, etc.) 2)

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1) If the shareholder is under 18 years old, the signature(s) of the guardian(s).

2) When the Mandatory Redemption Offer is accepted by a corporation, an extract from the minutes of a meeting of the decision-making body of the corporation must be appended to the order form. Pledged shares can only be offered with the pledgee's written consent.

IF YOU ACCEPT THE MANDATORY REDEMPTION OFFER, PLEASE FILL IN AND SIGN THE APPENDED ACCEPTANCE FORM AND RETURN IT IN THE ACCOMPANYING ENVELOPE (POSTAGE PAID IN FINLAND) ON 3 FEBRUARY 2003 AT THE LATEST, OR IF THE OFFER PERIOD IS EXTENDED, FOUR (4) BANKING DAYS PRIOR TO THE EXPIRATION OF THE EXTENDED offer period. You can also accept the Mandatory Redemption Offer at a Nordea asset management branch and in respect of the exchange of shares by calling Nordea Customer Service (only personal customers, Solo codes required), tel. 0200 3000 (local network charge), Mon-Fri from 8.00 to 21.00 until the end of the offer period. The Mandatory Redemption Offer cannot be accepted with Solo codes on the Internet or for the cash consideration by calling Customer Services.


Aleksanterinkatu 36, FIN-00020 NORDEA, Finland, domicile Helsinki, Business Identity Code 1680235-8

                                                                    NOTIFICATION

Name
Address
Postal code and city


                                                                  X.12.2002 Date



Book-entry account number 02 2000 XXXXXXXX





Aleksanterinkatu 36, FIN-00020 NORDEA, Finland, domicile Helsinki, Business Identity Code 1680235-8